                                                                      EXHIBIT 11

                  UNITED VANGUARD HOMES, INC. AND SUBSIDIARIES

                   UNAUDITED COMPUTATION OF EARNINGS PER SHARE

          For the Three Months Ended December 31, 1999                For the Nine Months Ended December 31, 1999
          --------------------------------------------                -------------------------------------------

                        Income      Shares           Per Share        Income            Shares                     Per Share
                    (Numerator)  (Denominator)       Amount           (Numerator)       (Denominator)              Amount
BASIC EPS

Net Income            $336,519       3,320,678          $0.10          $459,492            3,315,745                $0.14

EFFECT OF DILUTIVE
 SECURITIES

Stock Options                           33,300                                                33,300
                      --------     -----------    ---------        ------------          -----------            ---------

DILUTED EPS
Income available
 to common stock-
 holders plus
 assumed
 conversions          $336,519       3,353,978         $0.10           $459,492            3,349,045                $0.14
                      ========       =========         =====           ========            =========                =====

          For the Three Months Ended December 31, 1998                For the Nine Months Ended December 31, 1998
          --------------------------------------------                -------------------------------------------

                      Income         Shares         Per Share         Income             Shares                 Per Share
                   (Numerator)   (Denominator)         Amount       (Numerator)        (Denominator)             Amount
BASIC EPS
Income                $223,590       3,313,265          $0.07          $196,842            3,311,659                $0.06

EFFECT OF DILUTIVE
SECURITIES
Stock options                           34,200                                                34,200
                 ------------           ------     --------       -----------            -----------           ---------

DILUTED EPS
Income available
 to common
 stockholders
 plus assumed
 conversions          $223,590       3,347,465          $0.07          $196,842            3,345,859                $0.06
                      ========       =========          =====          ========            =========                =====